UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2014

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On April 2, 2014, R.R. Donnelley & Sons Company (the "Company") received from the administrator for the RR Donnelley Savings Plan (the "Plan") notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 that, as a result of a change in the recordkeepers for the Plan, there is a blackout period that began on March 27, 2014, and will end the week of April 7, 2014 (the "Blackout Period"), during which participants in the Plan are temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company, to obtain a loan or distribution from the Plan, to obtain a hardship withdrawal from the Plan or to make contribution election changes. During the Blackout Period and for a period of two years thereafter, security holders and other interested persons may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Brian Muszynski, the Company's Director, Retirement Plans, at (312) 326-8965.

As a result of the foregoing, on April 2, 2014, the Company sent a notice to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is in effect beginning March 27, 2014 and ending the week of April 7, 2014, during which period they are prohibited from engaging in any transactions in equity securities of the Company (the "Notice"), subject to certain exceptions described in the Notice and contemplated by the Securities and Exchange Commission's Regulation BTR ("Regulation BTR").

The Notice was provided to the Company's directors and executive officers. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

99.1        Notice to Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: April 02, 2014	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Notice to Directors and Executive Officers